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                               Exide Corporation

                     2000 Broad-Based Stock Incentive Plan

1. Purpose of the Plan.

The purpose of the Exide Corporation 2000 Broad-Based Stock Incentive Plan (the "Plan") is to promote the interests of Exide Corporation (together with its subsidiaries, the "Company") and its stockholders by (i) attracting and retaining a broad group of employees, (ii) motivating such persons, by means of performance-related incentives, to achieve long-range performance goals and
(iii) enabling such persons to participate in the long-term growth and financial success of the Company.

2. Administration.

(a) Subject to the following paragraphs, the Plan shall be administered by the Board of Directors of the Company (the "Board") or by a Compensation Committee of the Board (the "Compensation Committee"). If the Board delegates to the Compensation Committee the authority to administer the Plan, the Compensation Committee shall be empowered to take all actions reserved to the Board under the Plan. The Board is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan and to make all other determinations necessary for the administration of the Plan. All such actions by the Board shall be conclusive, final and binding on all participants.

(b) Should the Board delegate to the Compensation Committee the authority to administer the Plan, then such Compensation Committee shall consist solely of two or more members of the Board who qualify as (i) "Non-Employee Directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and (ii) "outside directors" as defined under Section 162(m) or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations thereunder, if and to the extent such qualification is necessary so that the grant or the exercise of awards made under the Plan will qualify for any tax or other material benefit to participants or the Company under applicable law.

(c) Notwithstanding the foregoing, the Board may, subject to any limitations or restrictions that the Board may impose from time to time, delegate to the Chief Executive Officer the authority to administer the Plan, including the authority to make Option (as hereinafter defined) and Restricted Stock (as hereinafter defined) grants to employees of the Company who are not subject to the requirements of Section 16 of the Exchange Act and who are not expected to be subject to the limitations of Section 162(m) of the Code.

3. Awards.
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Awards under the Plan may be in the form of options which do not qualify as
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"incentive stock options" within the meaning of Section 422 of the Code
("Options"), and stock which is subject to certain forfeiture risks and restrictions on transferability ("Restricted Stock").

4. Shares Subject to the Plan.

Subject to adjustment as provided in Section 9, the maximum aggregate number of shares ("Reservation") of common stock, par value $.01 per share ("Common Stock"), that may be awarded under the Plan is 2,000,000 shares. On the first annual anniversary of the effective date of the Plan, unless the Board acts to forego the increase in a given year, and each nine anniversaries thereafter, the Reservation shall increase by an amount equal to one percent (1%) of the number of shares of Common Stock outstanding on that day. Grants of Restricted Stock under the Plan shall be limited to an aggregate of 200,000 shares of Common Stock. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company and held in its treasury. The Common Stock covered by any unexercised portion of terminated stock options granted under the Plan, or by any portion of an award of Restricted Stock which is forfeited, may again be subject to new awards under the Plan. In the event the purchase price or tax due in respect of an Option is satisfied in whole or in part through the delivery of Common Stock, only the net number of shares of Common Stock issuable in connection with the exercise of the Option shall be counted against the number of shares remaining available for the grant of awards under the Plan. No participant shall be granted awards in respect of more than 250,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section
9).

5. Participants.

All employees of the Company, unless otherwise excluded by the Plan, are eligible for awards under the Plan. The Board shall determine and designate from time to time those employees of the Company who shall be awarded Options or Restricted Stock under the Plan and the number of shares of Common Stock to be covered by each such Option or Restricted Stock award. However, no award of Options may be made to employees subject to Section 16 of the Exchange Act including Officers as defined in Rule 16a-1(f) under the Exchange Act and Directors as defined in Section 3 (a)(7) of the Exchange Act. In making its determinations, the Board shall take into account the present and potential contributions of the respective individuals to the success of the Company and such other factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan. Each award shall be evidenced by a written agreement or grant form ("Grant Instrument") as the Board shall approve from time to time.

6. Fair Market Value.

For all purposes under the Plan, the term "Fair Market Value" shall mean, as of any applicable date: (i) if the principal securities market on which the Common Stock is traded is a national securities exchange or the NASDAQ National Market ("NNM"), the closing price of the Common Stock on such exchange or the NNM, as the case may be, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there
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was a reported sale; (ii) if the principal securities market on which the Common
Stock is traded is not a national securities exchange or the NNM, the average of the bid and asked prices reported by the National Quotation Bureau, Inc.; or
(iii) if the price of the Common Stock is not so reported, the fair market value of the Common Stock as determined in good faith by the Board.

7. Grants of Options.

(a) Exercise Price of Options. Options shall be granted at an exercise price determined by the Board.

(b) Term and Termination of Options.

(1) The Board shall determine the term within which each Option may be exercised, in whole or in part; provided that such term shall not exceed ten years from the date of grant.

(2) Unless otherwise determined by the Board, all rights to exercise Options shall terminate on the first to occur of (i) the scheduled expiration date as set forth in the applicable Grant Instrument; (ii) ninety days following the date of termination of employment or provision of services for any reason other than the retirement, death or permanent disability (as defined in the benefit programs of Exide Corporation) of the participant; (iii) the scheduled expiration date by reason of the participant's retirement, death or permanent disability; (iv) immediately, if the participant ceases employment and provides services or support for any other firm or competitor, as determined by the Board; or (v) as may be otherwise provided in the event of a Change of Control as defined in Section 10; provided, however, that in the event that a participant ceases to be employed by the Company due to a termination for "cause" (as defined in Section 7(b)(3)), all rights to exercise Options held by such participant or through such participant shall terminate immediately as of the date such participant ceases to be employed by the Company. Any unvested portions of any Option shall terminate immediately upon termination of the participant's employment for any reason.

(3) As used in this Plan, the term "cause" shall mean a written finding by the Board that the employee has engaged in conduct that is fraudulent, disloyal, criminal or injurious to the Company, including, without limitation, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, or the disclosure of trade secrets or confidential information of the Company to persons not entitled to receive such information.

(c) Payment for Shares. Full payment for shares purchased upon exercise of Options granted under the Plan shall be made at the time the Option is exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Board may approve, including, without limitation: (i) by the delivery to the Company by the participant of shares of Common Stock that have been held by the participant for at least six months prior to exercise of the Option, valued at the Fair Market Value of such shares on the date of exercise; or (ii) if the Common Stock is publicly traded, pursuant to a cashless exercise arrangement with a broker on such terms as the Board may determine. No shares of Common Stock shall be issued to the participant until such payment has been made and a participant shall not have stockholder rights with respect to Options held by such participant.

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(d) Other Terms and Conditions. The Board shall have the discretion to determine terms and conditions, consistent with the Plan, that will be applicable to Options, including, without limitation, performance-based criteria for acceleration or determination of the date on which certain Options shall become exercisable. Options granted to the same or different participants, or at the same or different times, need not contain similar provisions.

(e) Substitution of Options. Options may be granted under the Plan from time to time in substitution for stock options of other entities ("Acquired Companies") in connection with the merger or consolidation of the Acquired Company with the Company, the acquisition by the Company of all or a portion of the assets of the Acquired Company, or the acquisition of stock of the Acquired Company; provided, however, that no substitution may be made for options held by persons expected to be subject to Section 16 of the Exchange Act at the Company.

(f) Delivery of Common Stock. The Board shall generally deliver shares of Common Stock immediately upon a valid exercise of an Option under the Plan or as soon as administratively feasible. The Board shall also have the discretion to accept a written election, in a form it determines, from a participant to defer or alter delivery of Common Stock after exercise. The Board may impose limitations on such deferral.

8. Grants of Restricted Stock.

The Board may issue or transfer Restricted Stock, upon such terms as the Board deems applicable, including the provisions set forth below:

(a) General Requirements. Shares of Common Stock issued or transferred pursuant to Restricted Stock grants may be issued or transferred for consideration or for no consideration, and may be subject to restrictions or no restrictions, as determined by the Board. The Board may establish conditions under which restrictions on Restricted Stock shall lapse over a period of time or according to such other criteria (including performance-based criteria) as the Board deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

(b) Number of Shares. The Board shall determine the number of shares of Common Stock (up to an aggregate of 200,000) to be issued or transferred pursuant to a Restricted Stock grant and the restrictions applicable to such shares.

(c) Requirement of Employment or Service. If the recipient of a Restricted Stock grant ("Grantee") ceases to be employed by, or to provide service to, the Company during the Restriction Period, or if other specified conditions are not met, the Restricted Stock grant shall terminate as to all shares covered by the grant as to which the restrictions have not lapsed, and those shares of Common Stock must be immediately returned to the Company in exchange for the purchase price, if any, paid by the Grantee for such shares. The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

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(d) Restrictions on Transfer and Legend on Stock Certificate. During the
Restriction Period, a Grantee may not sell, assign, transfer, donate, pledge or otherwise dispose of the shares of Restricted Stock. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the applicable restrictions. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares of Restricted Stock subject to restrictions when all restrictions on such shares have lapsed. The Board may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. During the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

(f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions agreed to, or imposed by the Board. The Board may determine, as to any or all Restricted Stock grants, that the restrictions shall lapse without regard to any Restriction Period. The Board may also agree in its sole discretion, to extend the Restriction Period at the request of the participant. Such request shall be made in writing and shall be in a form acceptable to the Board. The Board may impose any limitations on the extension of the Restricted Period.

9. Adjustments to Reflect Capital Changes.

The number and kind of shares subject to outstanding awards, the exercise price applicable to Options previously awarded, and the number and kind of shares available to be granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the Plan or the awards granted under the Plan. The Board shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made shall be final and binding on all participants.

10. Definition of Change of Control.

          A "Change of Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (iii)(B) below;

               (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election

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          of directors of the Company) whose appointment or election by the
          Board or nomination for election by the Company's shareholders was approved or recommended by the affirmative vote of a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended ("Continuing Directors");

               (3) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation in which (A) the Company's shareholders receive or retain voting common stock in the Company or the surviving or resulting corporation in such transaction on the same pro rata basis as their relative percentage ownership of Company common stock immediately preceding such transaction and a majority of the entire Board of the Company are or continue to be Continuing Directors following such transaction, or (B) the Company's shareholders receive voting common stock in the corporation which becomes the public parent of the Company or its successor in such transaction on the same pro rata basis as their relative percentage ownership of Company common stock immediately preceding such transaction and a majority of the entire Board of such parent corporation are Continuing Directors immediately following such transaction;

               (4) the sale of any one or more Company subsidiaries, businesses or assets not in the ordinary course of business and pursuant to a shareholder approved plan for the complete liquidation or dissolution of the Company; or

               (5) there is consummated any sale of assets, businesses or subsidiaries of the Company which, at the time of the consummation of the sale, (x) together represent 50% or more of the total book value of the Company's assets on a consolidated basis or (y) generated 50% or more of the Company's pre-tax income on a consolidated basis in either of the two fully completed fiscal years of the Company immediately preceding the year in which the Change of Control occurs; provided, however, that, in either case, any such sale shall not constitute a Change of Control if such sale constitutes a Rule 13e-3 transaction and at least 60% of the combined voting power of the voting securities of the purchasing entity are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

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          "Affiliate" shall have the meaning set forth in Rule 12b-2 under
Section 12 of the Exchange Act.

          "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          "Rule 13e-3 transaction" shall have the meaning set forth in Rule 13e-3 under the Exchange Act.

11. Consequences of a Change of Control.

(a) Upon a Change of Control, (i) each outstanding Option shall be assumed by the Acquiring Corporation (as defined below) or parent thereof or replaced with a comparable option or right to purchase shares of the capital stock, or equivalent equity instrument, of the Acquiring Corporation or parent thereof, or other comparable rights (such assumed and comparable options and rights, together, the "Replacement Options"), and (ii) each share of Restricted Stock shall be converted to a comparable restricted grant of capital stock, or equivalent equity instrument, of the Acquiring Corporation or parent thereof or other comparable restricted property; provided, however, that all outstanding Options under the Plan shall become fully vested and exercisable immediately prior to the effective date of the Change of Control and all restrictions and conditions on any shares of Restricted Stock granted under the Plan shall lapse immediately prior to the effective date of the Change of Control. The term "Acquiring Corporation" means the surviving, continuing, successor or purchasing corporation, as the case may be. The Board may determine in its discretion (but shall not be obligated to do so) that, in lieu of the issuance of Replacement Options, all holders of outstanding Options will be required to surrender them in exchange for a payment by the Company, in cash or Common Stock as determined by the Board, of an amount equal to the amount (if any) by which the then higher of the offering price by the acquirer or the Fair Market Value of Common Stock subject to unexercised Options exceeds the exercise price of those Options, with such payment to take place as of the date of the Change of Control or such other date as the Board may prescribe.

(b) Any Options that are not assumed or replaced by Replacement Options, exercised or cashed out prior to or concurrent with a Change of Control will terminate effective upon the Change of Control or at such other time as the Board deems appropriate.

12. Transferability of Options.

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Unless otherwise determined by the Board, Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and are exercisable during a participant's lifetime only by the participant.

13. Withholding.

The Company shall have the right to deduct any taxes required by law to be withheld in respect of awards granted under the Plan from amounts paid to a participant in cash as salary, bonus or other compensation. In the Board's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, a number of shares of Common Stock the aggregate Fair Market Value of which does not exceed the minimum applicable withholding rate for federal (including FICA), state and local tax liabilities. Such election must be in a form and manner prescribed by the Board.

14. Construction of the Plan.

The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations and rights relating to the Plan, shall be determined solely by the Board. Any determination by the Board shall be final and binding. The Plan shall be governed in accordance with the laws of the state of Delaware, without regard to the conflict of law provisions of such laws.

15. No Right to Award; No Right to Employment.

No person shall have any claim of right to be granted an Option or Restricted Stock under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

16. Awards Not Includable for Benefit Purposes.

Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant that are maintained by the Company or any of its subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

17. No Strict Construction.

No rule of strict construction shall be implied against the Company, the Board or any other person in the interpretation of any of the terms of the Plan, any award granted under the Plan or any rule or procedure established by the Board.

18. Captions.

All section headings used in the Plan are for convenience only, do not constitute a part of the Plan and shall not be deemed to limit, characterize or affect in any way any provisions of the

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Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

19. Severability.

Whenever possible, each provision in the Plan and every award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other award at any time granted under the Plan shall remain in full force and effect.

20. Legends.

All certificates for Common Stock delivered under the Plan shall be subject to such transfer and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Stock is then listed or quoted and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

21. Amendment.

The Board may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required to maintain the compliance of the Plan and/or awards granted to directors, executive officers or other persons under any applicable securities tax or other legal requirement. The Board may not modify any award previously granted under the Plan in a manner adverse to the holder thereof without the consent of such holder, except in accordance with the provisions of Sections 9, 11 or 22.

22. Modification for Grants Outside the U.S.

The Board may, without amending the Plan, modify grants of Options or Restricted Stock to participants who are foreign nationals or employed outside the United States in order to recognize differences in local law or regulations, tax policies or customs.

23. Effective Date; Termination of Plan.

The Plan will be effective on August 10, 2000. The Plan shall terminate on August 10, 2010, unless it is earlier terminated by the Board. Termination of the Plan shall not affect awards previously granted under the Plan.

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